ROBERT BRANTL, ESQ.
                               322 Fourth Street
                              Brooklyn, NY 11215
                                 718-768-6045

January 5, 2005

GreenWorks Corporation
111 Howard Ave., Suite 108
Mt. Arlington, NJ 07856

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2 which GreenWorks Corporation proposes to file with the Securities and Exchange Commission registering 4,515,000 shares of common stock for resale by the selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                         Yours,

                                         /s/ Robert Brantl
                                         --------------------
                                         Robert Brantl